As filed with the Securities and Exchange Commission on February 8, 2018
Registration No. 333-222885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	3479	87-0564472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3355 Bee Caves Road, Suite 608
Austin, Texas 78746
(512) 347-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________
Kenneth Hill
Chief Executive Officer
3355 Bee Caves Road, Suite 608
Austin, Texas 78746
(512) 347-7300
Copies to:
Louis A. Bevilacqua, Esq.
BEVILACQUA PLLC
1050 Connecticut Ave., N.W., Suite 500
Washington, DC  20036
(202) 869-0888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                            Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☒

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $0.001 par value	4,382,872	$3.10	$13,586,903.20	$1,691.57

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low bid prices of the registrant’s common stock on the OTCQB market on February 2, 2018.

(3)	Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to provide certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment, including certain XBRL data files. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16. Exhibits.
(a) Exhibits. We have filed the exhibits listed on the accompanying exhibit index of this Registration Statement.
(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on the 8th day of February, 2018.

VICTORY ENERGY CORPORATION
By:	/s/ Kenneth Hill
Kenneth Hill, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kenneth Hill	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	February 8, 2018
Kenneth Hill

*	Chairman of the Board of Directors	February 8, 2018
Ronald W. Zamber

*	Director	February 8, 2018
Robert Grenley

*	Director	February 8, 2018
Ricardo A. Salas

*	Director	February 8, 2018
Kevin DeLeon

*	Director	February 8, 2018
Julio C. Herrera

*	Director	February 8, 2018
Eric Eilertsen

*	By:	/s/ Kenneth Hill
Kenneth Hill
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Victory Energy Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 22, 2017)
3.2	Certificate of Designation of Series B Convertible Preferred Stock of Victory Energy Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 24, 2017)
3.3	Certificate of Designation of Series D Preferred Stock of Victory Energy Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on August 24, 2017)
3.4	Amended and Restated Bylaws of Victory Energy Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 20, 2017)
4.1	Form of Common Stock Certificate of Victory Energy Corporation (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on April 8, 2016)
4.2
Common Stock Warrant issued by Victory Energy Corporation to Visionary Private Equity Group I, LP on February 3, 2017 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 7, 2017)

5***	Opinion of Sherman & Howard L.L.C. as to the legality of the shares
10.1
Transaction Agreement, dated August 21, 2017, between Victory Energy Corporation and Armacor Victory Ventures, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 24, 2017)

10.2
Exclusive Sublicense Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 24, 2017)

10.3
Trademark License Agreement, dated August 21, 2017, between Liquidmetal Coatings Enterprises, LLC and Victory Energy Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 24, 2017)

10.4
Lock-Up and Resale Restriction Agreement, dated August 21, 2017, by and among Victory Energy Corporation and certain holders signatory thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 24, 2017)

10.5
Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Victory Ventures, LLC and Victory Energy Corporation (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on August 24, 2017)

10.6
Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between Armacor Holdings, LLC and Victory Energy Corporation (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on August 24, 2017)

10.7
Non-Competition and Non-Solicitation Agreement, dated August 21, 2017, between LM Group Holdings, LLC and Victory Energy Corporation (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on August 24, 2017)

10.8
Loan Agreement, dated August 21, 2017, between Visionary Private Equity Group I, LP and Victory Energy Corporation (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on August 24, 2017)

10.9
Secured Convertible Original Issue Discount Promissory Note issued by Victory Energy Corporation to Visionary Private Equity Group I, LP on August 21, 2017 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on August 24, 2017)

10.10
Amendment No. 1 to Secured Convertible Original Issue Discount Promissory Note and to Loan Agreement, dated October 11, 2017 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 17, 2017)

10.11
Amendment No. 2 to Secured Convertible Original Issue Discount Promissory Note and to Loan Agreement, dated January 17, 2018 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on January 17, 2018)

10.12
Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Visionary Private Equity Group I, LP (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on August 24, 2017)

10.13
Securities Purchase Agreement, dated as of February 1, 2017, among Victory Energy Corporation and Visionary Private Equity Group I, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 7, 2017)

10.14
Registration Rights Agreement, dated February 3, 2017, between Victory Energy Corporation and Visionary Private Equity Group I, LP (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 7, 2017)

10.15
Unsecured Promissory Note issued by Victory Energy Corporation in favor of Visionary Private Equity Group I, LP on February 3, 2017 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 7, 2017)

10.16
Divestiture Agreement, dated August 21, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 24, 2017)

10.17
Amendment No. 1 to the Divestiture Agreement, dated September 14, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 20, 2017)

10.18
Lock-Up and Resale Restriction Agreement, dated September 14, 2017, by and between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 20, 2017)

10.19
Mutual Release, dated December 13, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 19, 2017)

10.20
Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and McCall Law Firm (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on August 24, 2017)

10.21
Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Greg Johnson (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on August 24, 2017)

10.22
Settlement Agreement and Mutual Release, dated August 21, 2017, between Victory Energy Corporation and Ron Zamber and Kim Rubin Hill (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on August 24, 2017)

10.23
Mutual Release and Settlement Agreement, effective December 9, 2016, by and among Tela Garwood Limited, LP, Aurora Energy Partners and Victory Energy Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 15, 2016)

10.24
Settlement and Forbearance Agreement, dated March 22, 2016, between Victory Energy Corporation and Oz Gas Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 29, 2016)

10.25
Credit Agreement, dated as of February 20, 2014, between Aurora Energy Partners and Texas Capital Bank, National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 26, 2014)

10.26
Forbearance Agreement, dated December 2, 2016, by and between Aurora Energy Partners and Texas Capital Bank, National Association (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 7, 2016)

10.27
Amended and Restated Employment Agreement, dated August 21, 2017, between Victory Energy Corporation and Kenneth E. Hill (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on August 24, 2017)

10.28**	Victory Energy Corporation 2017 Equity Incentive Plan
14.1	Code of Ethics and Business Conduct adopted on September 14, 2017 (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K filed on September 20, 2017)
23.1*	Consent of Weaver and Tidwell L.L.P.

23.2***	Consent of Sherman & Howard L.L.C. (included in Exhibit 5)
24**	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter adopted on September 14, 2017 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on September 20, 2017)
99.2	Compensation Committee Charter adopted on September 14, 2017 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on September 20, 2017)
101.INS ++	XBRL Instance Document
101.SCH ++	XBRL Taxonomy Extension Schema Document
101.CAL ++	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF ++	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB ++	XBRL Taxonomy Extension Label Linkbase Document
101.PRE ++	XBRL Taxonomy Extension Presentation Linkbase Document
__________
*    Filed herewith.

**    Previously filed.

***    To be filed by amendment.

++XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a report for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.